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                                                                   EXHIBIT 10.12


                                 LETTER OF AGREEMENT
                                       BETWEEN
                            EMERGENCY DEPARTMENT PHYSICIAN
                                         AND
                                    MED-EMERG INC.


This Agreement made the _______day of _________19___, between Med-Emerg Inc. hereinafter referred to as MEI and Dr.__________________________, hereinafter referred to as the PHYSICIAN, sets forth the respective rights and obligations of MEI and the PHYSICIAN providing various medical services.



EXPECTED PERIOD OF COVERAGE: ___________________to __________________
                                  MM/DD/YY              MM/DD/YY
STATUS OF PHYSICIAN:

                      Full Time Physician: Part-Time Physician:

If the provision of services extends past the expected period of coverage, the terms and conditions will continue until either termination of service occurs or this contract is amended and issued to the PHYSICIAN.

GENERAL:

1. MEI bears the primary responsibility to provide Emergency Department (ED) physician coverage to various facilities under contract. All discussions relating to the conditions of any engagements should be directed to the MEI Regional Medical Director (RMD) rather than the facility administration.

2. The PHYSICIAN acknowledges and agrees that he/she is not an employee of MEI but is instead an independent contractor of services to various medical facilities under contract with MEI. As such the PHYSICIAN is responsible for submission of all government taxes, agency premiums, etc.

3.  The PHYSICIAN agrees that he/she:

    (a) will retain membership in good standing with the College of Physicians & Surgeons of Ontario.

    (b)  is licensed to practice medicine in the Province of Ontario.

    (c) is a member in good standing with the Canadian Medical Protective Association (CMPA). It is the sole responsibility of the PHYSICIAN to ensure

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         that he/she has appropriate CMPA coverage to provide emergency services to patients while working with MEI in various facilities.

4. The PHYSICIAN shall conduct himself/herself in a courteous and professional manner at all times, presenting a good image of MEI and the PHYSICIAN. In the event the PHYSICIAN engages in conduct that is harmful to the interests of MEI in relation to his/her treatment of patients, other physicians, members of the nursing staff or other hospital staff, MEI may immediately cancel the balance of any remaining shifts on this agreement without any liability for any further remuneration to the PHYSICIAN.

5. During the term of the Agreement, the PHYSICIAN is expected to maintain an acceptable level of Continuing Medical Education (CME) credits as defined by the Medical Director. This will consist of a minimum of 50 CME hours per year, as currently recommended by CFPC or CAEP. The PHYSICIAN shall also maintain ACLS certification (recertification required every three (3) years) and ATLS certification (recertification required every four (4) years),

    FOR FULL-TIME PHYSICIANS ONLY:
    Reimbursement for expenses associated with recertification and/or CME has been outlined on Addendum "A", Section 3. (Note that the PHYSICIAN must work an average of 30 hours/week, in MEI scheduled facilities, during the term of this Agreement in order to qualify for reimbursement.)

6. The PHYSICIAN may terminate this Agreement on sixty days' written notice to MEI. MEI may also terminate this Agreement on sixty days' written notice to the PHYSICIAN.

7. During the course of this Agreement and for a period of one year after the date of termination of this Agreement, the PHYSICIAN, agrees that he/she shall not directly or indirectly provide physician services to a Hospital where MEI has a contract.

    This restriction shall apply to any Hospital where MEI had a contract to provide services unless the expiration or termination of the contract is more than 1 year ago. It is acknowledged that all contracts between MEI and the hospitals include similar restrictions on the hospitals to offer employment to MEI physicians.

    This restriction may be waived if the physician wishes to establish a permanent practice in the community.

    The purpose of this restriction is to protect the integrity of contracts between MEI and each hospital. These contracts provide stable practice options for MEI and local physicians and ensure that MEI is able to recover the cost of recruitment, marketing and development of financial and staffing solutions at each hospital site.

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SCHEDULING:

8. MEI PHYSICIANS are obligated to abide by any rules or regulations, bylaws, policies or procedures adopted by THE FACILITY at all times (including timely completion of clinical records) and will be granted privileges in accordance with the said bylaws.

9.  FOR FULL-TIME PHYSICIANS ONLY:
    The PHYSICIAN is expected to provide service based on the terms outlined on Addendum "A" with remuneration and benefits as stated on that attachment.

10. The PHYSICIAN shall, for the duration of this agreement, provide coverage at such place and times scheduled by MEI and agreed upon by the PHYSICIAN.

    If the PHYSICIAN is unable to work a scheduled shift it will be the PHYSICIAN'S responsibility to ensure that a qualified MEI physician (WITH PRIVILEGES IN THAT PARTICULAR FACILITY) is available to cover his/her shift and to notify the MEI scheduling office in Mississauga. MEI will assist the PHYSICIAN in finding a replacement (given sufficient notice).

11. The PHYSICIAN shall notify MEI at least 60 days in advance of any requested leave, in order not to compromise the ability of MEI to ensure adequate medical coverage to our hospitals.

12. MEI physicians are intended to work in the ED and are not to be redirected by the Hospital to other areas without the written consent of MEI and at the discretion of the on-call physician. An exception will exist in the event that another physician is unavailable to respond to a cardiac arrest
    and the ED physician is requested to    attend.

    The Hospital will contact the Second on-call physician to attend as soon as possible, thereby allowing the MEI physician to return to the ED.

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PHYSICIAN PAYMENT:

13. The PHYSICIAN will receive remuneration in accordance with the terms of each facility and will be responsible for covering any and all OHIP Holdback deductions (plus any applicable taxes), unless otherwise negotiated by MEI on behalf of the physicians with that particular facility. Physician remuneration terms may be changed at any time. MEI shall pay the physician as soon as possible after receiving payment from OHIP or other funding sources.

    The PHYSICIAN acknowledges that net monthly income for the PHYSICIAN will vary according to the hours worked during any calendar period.

14. All patient billings for scheduled ED shifts are to be submitted by MEI directly and not the individual physician, where applicable.

    All patient encounter forms will be completed on-site and deposited into the courier repository in the Emergency Department for shipment to MEI's London billing office, where applicable.

15. It is recognized that PHYSICIAN payments may be adjusted to reflect source deductions taken at the source by OHIP beyond the control of MEI. It will be the responsibility of the PHYSICIAN to cover any possible future government policy change which may affect physician remuneration including caps, thresholds or any other government policy which will affect physician remuneration, unless otherwise negotiated. (e.g. OHIP holdback is increased beyond the current level of 10%).

16. Payment of OMA membership dues and other membership or licensing fees is the sole responsibility of the PHYSICIAN. In the event that any of these amounts are deducted from source revenue, these deductions will be passed on to the physician.

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                                     DECLARATION



The Undersigned PHYSICIAN agrees to the terms of this Agreement.

Signature of Physician_____________________________________

                      _____________________________________
                                 (Print Name)

Signed this ____________day of ____________________19_______



MEI Representative__________________________________________

                  __________________________________________
                                 (Print Name)

Signed this__________day of _____________________19_______

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                                      ADDENDUM A


FOR FULL-TIME PHYSICIANS ONLY:
Physicians are expected to work an average of 30 hours/week, in MEI facilities, during the term of this Agreement. If the physician maintains this average throughout the contract year, the physician will be entitled to the following benefits:

1. The PHYSICIAN is entitled to participate in the MEI medical, dental and disability plan. MEI will pay 50% of the premiums for the benfit plan after the physician has completed an initial three-month probationary period.

2. Subscription to Emergency Medical Abstracts will be made on the behalf of the PHYSICIAN by MEI.

3. The PHYSICIAN will be reimbursed for expenses associated with Accredited CME events attended to a maximum of $1,000 (CDN) per year. MEI will make payment to the PHYSICIAN on completion of each 12 month work period and receipt of supporting documentation.

4. Repayment for CAEP (Canadian Association of Emergency Physicians) membership will be paid to the PHYSICIAN on completion of each 12 month work period and receipt of proof of membership.